Exhibit 99.1

Media and Investor Contact:

Wendy Kelley

investorrelations@wd40.com

+1-619-275-9304

WD-40 Company Announces Executive Leadership Changes

~  Garry Ridge to Retire as CEO at End of Fiscal Year ~

~ Steve Brass, President and COO, to Succeed Ridge as CEO  ~

SAN DIEGO – March 16, 2022 ― WD-40 Company (NASDAQ:WDFC)  announced today that, as part of a planned leadership transition, Garry Ridge will retire as chief executive officer of WD-40 Company on August 31, 2022. Steve Brass, who has served as the Company’s president and chief operating officer since 2019, has been appointed to become Ridge’s successor, effective September 1, 2022.  Brass has also been appointed to serve on the Company’s board of directors, effective March 15, 2022.

“I have worked with Steve for three decades and I am incredibly pleased that he will be the next chief executive officer of WD-40 Company,” Ridge stated. “Steve is a talented, collaborative leader with deep operational and global experience.  His leadership, guidance, and support of our tribe throughout the pandemic have been nothing short of phenomenal.  As we continue to grow our business worldwide and leverage our incredible culture, now is the right time for this transition.  I feel extremely fortunate to hand the reins over to this clear and capable leader who will guide the Company in its next phase of growth,” remarked Ridge.

Brass held the role of division president, Americas, and chief brand officer before he was named president and chief operating officer in 2019.  Brass joined the Company in 1991 and has held various management positions with the Company, including European commercial director of our office headquartered in Milton Keynes, United Kingdom.  In his role as president and chief operating officer, Brass has been responsible for the day-to-day operations of the Company’s three operating segments as well as the global coherency of its brand and digital strategies.  He brings more than 30 years of leadership experience across global operations in marketing, sales, operations, and planning to his newest roles as chief executive officer and member of the board of directors.

"I'm humbled and excited to be asked to serve as the next chief executive officer of WD-40 Company," Brass said.  “It’s a great honor to be able to serve this tribe and all our stakeholders. I also want to take this opportunity to thank Garry for his leadership in planning for this transition.  He has set me up for success by ensuring I inherit a solid strategy for the Company and an excellent team of senior leaders, many of whom I have worked with for decades who will continue to guide the Company in its next phase of growth,” concluded Brass.

Ridge will continue to serve as chairman of the board of directors until the Company’s annual meeting of stockholders on December 13, 2022, when his term expires. Thereafter, he will be bestowed with the honorary title of Chairman Emeritus. Ridge will continue to serve as a strategic advisor to the Company in a consulting capacity until June 30, 2023.  The board of directors intends to nominate Gregory A.

Sandfort, who currently serves as the Company’s lead independent director, to serve as board chair, as successor to Ridge.

“The board views succession planning as one of our most important mandates, and today’s announcement represents the culmination of a thoughtful and well-crafted succession planning process,” said Sandfort. “During his 35-year career with the Company, Garry was the chief architect of the WD-40 Company culture and pioneered the global expansion of the WD-40® Brand of products that are now available in over 176 countries and territories around the world.  On behalf of the board, I would like to thank Garry for tirelessly championing the Company, its brands and its people over the last three and a half decades.  Garry’s strategic vision transformed the Company into an iconic brand recognized by millions of consumers.  We owe him a great deal of gratitude for his commitment to the Company and its stakeholders and we appreciate his incredible contributions.”

“The board unanimously agreed that Steve’s promotion to CEO is well-deserved, and that he is the right person to lead WD-40 Company into its next chapter,” continued Sandfort.  “Steve's strategic vision, leadership skills, proven operational talent, and demonstrated commitment to the Company and its stakeholders, position the Company for continued success.  We are excited to work more closely with him and his executive team to ensure a seamless transition.”

Ridge concluded, “It has been one of the greatest privileges of my life to serve for these last 25 years as the leader of our amazing tribe of dedicated and passionate people who live our Company’s values every day.  Culture is a true competitive advantage, and there are not many companies that have a better culture than the one present at WD-40 Company.”

About WD-40 Company

WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world. The Company owns a wide range of well-known brands that include maintenance products and homecare and cleaning products: WD-40® Multi-Use Product, WD-40 Specialist®, 3-IN-ONE®, GT85®, 2000 Flushes®, no vac®, 1001®, Spot Shot®, Lava®, Solvol®, X-14®, and Carpet Fresh®.

Headquartered in San Diego, WD-40 Company recorded net sales of $488.1 million in fiscal year 2021 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may,” “aim,” “anticipate,” “target,” “estimate” and similar expressions. These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements.

Our forward-looking statements include, but are not limited to, statements regarding changes to our executive and board leadership and composition of our board of directors; expectations about future financial and operating results, including: growth and success of the Company and its products; plans for and success of the Company’s execution of leadership succession; the impact of regulatory action; the length and severity of the current COVID-19 pandemic and its impact on the global economy and the Company’s financial results; the impacts from inflationary trends and supply chain constraints; and forecasted foreign currency exchange rates and commodity prices.

The Company's expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company's expectations, beliefs or forecasts will be achieved or accomplished.

Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I―Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021 which the Company filed with the SEC on October 22, 2021, and in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2021 which the Company filed with the SEC on January 6, 2022.

All forward-looking statements included in this press release should be considered in the context of these risks. All forward-looking statements speak only as of March 16, 2022, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Additional Information
This press release is just one part of WD-40 Company’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://investor.wd40company.com/investors/financial-information/sec-filings/default.aspx.

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